Exhibit 4.1

WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

          This WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") is made and entered into effective as of August 23, 2005, between THE EXPLORATION COMPANY OF DELAWARE, INC., a Delaware corporation (the "Borrower") and GUARANTY BANK, FSB, a federal savings bank (the "Lender").

W I T N E S S E T H

          WHEREAS, the above named parties did execute and exchange counterparts of that certain Credit Agreement dated June 30, 2004, as amended by Letter Agreement dated August 18, 2004, Letter of Credit Agreement dated October 7, 2004, Letter Agreement dated November 3, 2004, Letter Agreement dated March 15, 2005, and First Amendment to Credit Agreement dated March 24, 2005 (the "Agreement"), to which reference is here made for all purposes;

WHEREAS, the parties subject to and bound by the Agreement are desirous of amending the Agreement in the particulars hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth in this Second Amendment, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

1.01 Terms Defined Above. As used herein, each of the terms "Agreement," "Borrower," "Lender" and "Second Amendment" shall have the meaning assigned to such term hereinabove.

1.02 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

          1.03     References. References in this Second Amendment to Article or Section numbers shall be to Articles and Sections of this Second Amendment, unless expressly stated herein to the contrary. References in this Second Amendment to "hereby," "herein," hereinafter," hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Second Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

          1.04     Articles and Sections. This Second Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Second Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

1.05 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be

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understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.

ARTICLE II WAIVERS

2.01 Waivers. The Lenders hereby waive any Default or Event of Default arising under the Agreement or any other Loan Document solely as a result of violations of Section 6.1 through February 1, 2006.

          2.02     Limitation on Waivers. The scope of the waivers set forth in Section 2.01 are expressly limited to their terms and do not extend to any other or future breaches, Defaults, violations or Events of Default under the Agreement or any other Loan Document.

ARTICLE III AMENDMENTS

The Borrower and the Lender hereby amend the Agreement in the following particulars:

3.01 Amendment of Section 1.2. Section 1.2 of the Agreement is hereby amended as follows:

The following definitions are added and/or amended to read as follows:

"Applicable Margin" shall mean as to each LIBO Rate Loan or Letter of Credit Fee for Facility A the LIBO Rate as reflected on Exhibit VI and 3.50% for Facility B.

"Available Commitment" (A) for Facility A, shall mean, at any time, an amount equal to the remainder, if any, of (a) the Borrowing Base for Facility A in effect at such time minus (b) the Loan Balance for Facility A at such time, and (B) for Facility B, shall mean an amount equal to the remainder, if any, of (a) the Borrowing Base for Facility B in effect at such time, minus (b) the Loan Balance for Facility B at such time.

"Floating Rate" shall mean an interest rate per annum equal to the rate reflected on Exhibit VI for Facility A and Base Rate plus 1.25% for Facility B but in no event exceeding the Highest Lawful Rate.

"Loan Balance" shall mean, for Facility A, at any time, the outstanding principal balance of the amount owed on Facility A at such time, plus the L/C Exposure at such time, and (b) for Facility B, at any time, the outstanding principal balance of the amount owed on Facility B at such time.

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3.02 Amendment of Section 2.1. Heading for Section 2.1 of the Agreement is hereby amended to read as follows:

"2.1A. Facility A Revolving Line of Credit."

3.03 Amendment of Section 2.1B. Section 2.1B is added to the Agreement to read as follows:

"2.1B.          Facility B Revolving Line of Credit. (a) Facility B shall be in the total maximum amount of $5,000,000 with interest payable as set forth in Sections 2.6 and 2.7, with payment on Floating Rate Loans beginning October 1, 2005 and on LIBO Rate Loans as described in Section 2.5.

(b) The terms of Section 2.1A(a), (b), and (c) are applicable to Facility B and are incorporated herein by this reference.

3.04 Amendment of Section 2.2(iv). Section 2.2(iv) of the Agreement is amended to read as follows:

"2.2          Letter of Credit Facility. (iv) notwithstanding the above, Letters of Credit may be issued for Commodity Hedge Agreements or Rate Management Transactions at the sole discretion of the Lender up to an amount not to exceed $6,400,000. Any Letters of Credit issued under (iv) above shall be cross-collateralized and cross-defaulted with the other Obligations hereunder and if drawn shall be due on demand."

3.05 Amendment of Section 2.10(a). Section 2.10(a) of the Agreement is hereby amended to read as follows:

"2.10          Borrowing Base Determinations. (a) The Borrowing Base for Facility A as of the Closing Date of this Second Amendment is acknowledged by the Borrower and the Lender to be $29,000,000 and acknowledged by Borrower and the Lender to be $5,000,000 for Facility B. The Borrowing Base for Facility A and Facility B shall be redetermined on November 1, 2005.

3.06 Amendment of Section 5.21. Section 5.21 of the Agreement is hereby amended to read as follows:

"5.21          Hedging. If at any time the Borrower's usage under this facility exceeds 50% of the Borrowing Base for Facility A, the Borrower will be required to maintain on a rolling 12 month basis hedges, in a form acceptable to the Lender, on 50% of monthly gas production volumes and 50% of monthly oil production volumes of proved developed producing reserves as determined by the Lender in its most recent Borrowing Base determination. In the event Borrower's usage under this facility remains below 50% for two consecutive quarters, the Borrower may request that this hedge requirement be reduced or eliminated. Such a request is subject to the Lender's credit approval process.

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3.07 Amendment of Section 6.1. Section 6.1 of the Agreement is hereby amended to read as follows:

"6.1          Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 90 days beyond invoice due date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, accrued or deferred taxes and other liabilities not constituting borrowed money, (c) Commodity Hedge Agreements, provided that such agreements shall not be entered into without prior Lender approval with respect to Oil and Gas Properties constituting more than 80% of the monthly gas production volumes and more than 80% of the monthly oil production volumes of proved developed producing reserves as determined by Lender in its most recent Borrowing Base determination, and (ii) that the strike prices in such agreements are not less than the prices used by the Lender in its most recent Borrowing Base determination, (d) Rate Management Transactions, in form and substance and with a Person acceptable to the Lender, and (e)  Indebtedness secured by Permitted Liens."

ARTICLE IV CONDITIONS

The obligation of the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

       4.01     Receipt of Documents. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

(a) multiple counterparts of this Second Amendment as requested by the Lender;

(b) fee payable to the Lender in the amount of $18,750 as a Facility Fee for the increase in the Borrowing Base;

(c) fee payable to the Lender in the amount of $75,000 as a facility fee for Facility B; and

(d) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

4.02 Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Agreement and this Second Amendment shall be true and correct.

4.03 Matters Satisfactory to Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.

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ARTICLE V REPRESENTATIONS AND WARRANTIES

       The Borrower hereby expressly re-makes, in favor of the Lender, all of the representations and warranties set forth in Article IV of the Agreement, and represents and warrants that all such representations and warranties remain true and unbreached.

ARTICLE VI RATIFICATION

       Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents, in all things in accordance with the terms and provisions thereof, as amended by this Second Amendment.

ARTICLE VII MISCELLANEOUS

          7.01     Scope of Amendment. The scope of this Second Amendment is expressly limited to the matters addressed herein and this Second Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement. except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Second Amendment.

          7.02     Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Second Amendment.

7.03 Parties in Interest. All provisions of this Second Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns.

          7.04     Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower, and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

          7.05     ENTIRE AGREEMENT. THIS SECOND AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS SECOND AMENDMENT, THE AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS, AND THE OTHER WRITTEN DOCUMENTS REFERRED TO IN THE AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE NOTE REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS,   OR   SUBSEQUENT   ORAL   AGREEMENTS   OF   THE

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PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

          7.06     GOVERNING LAW. THIS SECOND AMENDMENT, THE AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY BEAR A NORMAL, REASONABLE, AND SUBSTANTIAL RELATIONSHIP TO THE STATE OF TEXAS.

          7.07     JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS SECOND AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND THE LENDER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE BORROWER OR THE LENDER IN ACCORDANCE WITH THIS SECTION.

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IN WITNESS WHEREOF, this Second Amendment to Credit Agreement is executed effective the date first hereinabove written.

BORROWER

THE EXPLORATION COMPANY OF
DELAWARE, INC.

By: /s/P. Mark Stark
P. Mark Stark
Chief Financial Officer

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LENDER

THE EXPLORATION COMPANY OF

By: /s/Arthur R. Gralla, Jr.
Arthur R. Gralla, Jr.
Managing Director

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WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

BETWEEN

THE EXPLORATION COMPANY OF DELAWARE, INC.

AND

GUARANTY BANK, FSB
AS LENDER

Effective as of August 23, 2005

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REVOLVING LINE OF CREDIT OF UP TO $50,000,000.00
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